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                                                                   EXHIBIT 10.04

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement (the "Agreement") is made and entered into effective as of ___________, 1998 (the "Effective Date") between ___________ (the "Employee") and Rational Software Corp. (the "Company").

                                   RECITALS

     A. The Employee is and has been employed by the Company and is currently the Company's Chief Executive Officer.

     B. The Company and the Employee desire to enter into this Agreement to provide additional financial security and benefits to the Employee and to encourage the Employee to continue employment with the Company.

     C. Certain capitalized terms used in the Agreement are defined in Section 7 below.

                                   AGREEMENT

     In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of the Employee by the Company, the parties agree as follows:

     1.  Duties and Scope of Employment.
         ------------------------------

         (a)  Position.  The Company shall employ the Employee in the position
              --------
of _____________________, as such position has been defined in terms of duties and responsibilities as of the Effective Date. The Employee shall comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during employment.

         (b)  Obligations.  During the term of the Employee's employment with
              -----------
the Company, the Employee shall devote substantially all of his business efforts and time to the Company. The foregoing, however, shall not preclude the Employee from engaging in such activities and services as do not materially interfere or conflict with the Employee's duties and responsibilities to the Company.

     2.  At-Will Employment.  The Company and the Employee acknowledge that the
         ------------------
Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans. The terms of this Agreement shall terminate upon the earlier of (i) the date all obligations of the parties hereunder have been satisfied or (ii) four years after the Effective Date; provided, however,

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that until such time as notice of non-renewal or termination of the Agreement is given by either the Company or the Employee to the other, beginning three years after the Effective Date, this Agreement shall automatically be extended by one month effective as of the end of each month so that the remaining outstanding term of this Agreement is approximately one year: provided further that in no
                                                  -------- -------
event shall the term of this Agreement be so extended to a date more than seven years from the Effective Date. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the term of this Agreement.

     3.  Base Compensation.  The Company shall pay the Employee as compensation
         -----------------
for his services a base salary at the annualized rate of $_________. Such salary shall be paid periodically in accordance with normal Company payroll practices. The annualized compensation specified in this Section 3, as such compensation may be increased by the Board or the Compensation Committee of the Board, is referred to in this Agreement as "Base Compensation."

     4.  Annual Incentive.  For each fiscal year thereafter during the term of
         ----------------
this Agreement, the Employee shall be eligible to receive additional cash compensation under the Company's management incentive bonus plan (the "Annual Incentive") based upon specific financial and/or other targets approved by the Board or the Compensation Committee of the Board (the "Target Incentive").
The Annual Incentive payable hereunder shall be payable in accordance with the Company's normal practices and policies.

     5.  Employee Benefits.  The Employee shall be eligible to participate in
         -----------------
the employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question and to the sole determination of the Board or any committee administering such plan or program.

     6.  Severance Benefits.
         ------------------

         (a)  Involuntary Termination.  If the Employee's employment terminates
              -----------------------
as a result of Involuntary Termination other than for Cause, the Employee shall be entitled to receive a severance payment equal to the sum of (i) two times the Employee's Base Compensation for the Company's fiscal year then in effect or if greater, two times the Employee's Base Compensation for the Company's fiscal year immediately preceding the Termination Date, plus (ii) two times the Employee's Target Incentive for the fiscal year then in effect (or, if no Target Incentive is in effect for such year, the highest Target Incentive in the three
(3) preceding fiscal years). Any severance payments to which the Employee is entitled pursuant to this Section 6(a) shall be paid to the Employee (or to the Employee's estate or beneficiary in the event of the Employee's death) in a lump sum within fifteen (15) calendar days of the Employee's Termination Date.

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     (b)  Voluntary Resignation: Termination For Cause.  If the Employee
          --------------------------------------------
voluntarily resigns from the Company (other than as an Involuntary Termination), or if the Company terminates the Employee's employment for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such resignation or termination.

     (c)  Options.  In the event the Employee is entitled to severance benefits
          -------
pursuant to Section 6(a), then, in addition to such severance benefits, the unvested portion of any stock option(s) held by the Employee under the Company's stock option plans (or under any successor company's stock option plans) shall vest and become exercisable in full. In addition, any such option(s) granted to the Employee prior to the date of this Agreement with an exercise price higher than the per-share fair market value of the Company's Common Stock on the date of this Agreement, and all such stock options granted to the Employee on or after the date of this Agreement, shall remain exercisable for the twelve (12)- month period following the Employee's Termination Date, subject to the original term of such option(s).

     (d)  Medical Benefits.  In the event the Employee is entitled to severance
          ----------------
benefits pursuant to Section 6(a), then in addition to such severance benefits the Company shall pay the Employee a lump sum payment in an amount equivalent to the reasonably estimated cost the Employee may incur to extend for a period of twenty-four (24) months under the COBRA continuation laws the Employee's group medical coverage in effect on the Termination Date. The Employee may use this payment, as well as any other payment made under this Section 6, for such continuation coverage or for any other purpose.

     (e)  Other Benefits.  In the event the Employee is entitled to severance
          --------------
benefits pursuant to Section 6(a), then in addition to such severance benefits, the Company shall continue to provide the Employee; for a period of twenty-four
(24) months after the Termination Date, life and disability insurance benefits or such comparable benefits as the Company may, in its discretion, determine to be sufficient to satisfy its obligations to the Employee under this Agreement. Notwithstanding the foregoing, if the Employee becomes covered under any life or disability insurance plan(s) provided by a subsequent employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by the subsequent employer's life or disability insurance plan(s).

  7. Definition of Terms.  The following terms referred to in this Agreement
     -------------------
shall have the following meanings:

     (a)  Board.  "Board" means the Board of Directors of the Company.
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     (b)  Cause.  "Cause" means (i) the Employee's willful failure to
          -----
substantially perform this material duties for a period of sixty (60) days after a written demand for substantial performance is delivered to the Employee by the Board that specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties. (ii) conviction of or

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entry of a plea of guilty or nolo contendere to a felony or a crime causing material harm to the Company, and (iii) a willful act by the Employee that constitutes gross misconduct and that is injurious to the Company.

          (c)   Change of Control.  "Change of Control" means the occurrence of
                -----------------
any of the following events:

                (i) The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act)(other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) of the "beneficial ownership" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the total voting power represented by the Company's then outstanding voting securities: or

                (ii) A change in the composition of the Board occurring within a rolling two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are members of the Board as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board); or

                (iii) A merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (including the parent corporation of such surviving entity)) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (d)   Disability.  "Disability" means that the Employee has been
                ----------
unable to substantially perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be unreasonably withheld).

          (e)   Exchange Act.  "Exchange Act" means the Securities Exchange Act
                ------------
of 1934, as amended.

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          (f) Involuntary Termination. "Involuntary Termination" means (i) any
              -----------------------
purported termination of the Employee by the Company which is not effected for Cause, or any purported termination for which the grounds relied upon are not valid; (ii) termination of the Employee's employment with the Company by reason of the Employee's death or Disability; (iii) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in
Section 10 below; (iv) Termination of the Employee's employment with the Company for any reason other than by the Company for Cause during the six (6)-month period following a Change in Control; (v) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than 50 miles from the Employee's then present location; (vi) without the Employee's express written consent, a reduction by the Company in the Employee's Base Compensation or Target Incentive relative to the Base Compensation or Target Incentive as in effect immediately prior to such reduction; (vii) without the Employee's express written consent, the significant reduction of the Employee's duties, authority or responsibilities relative to the Employee's duties, authority and responsibilities as in effect immediately prior to such reduction or the assignment to the Employee of such reduced duties, authority or responsibilities; (viii) without the Employee's express written consent, material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced;
(ix) failure to nominate the Employee to the Board or the Employee's failure to win reelection to the Board; or (x) provision of notice of non-renewal or extension or the term of this Agreement as provided for in Section 2.

          (g) Termination Date. "Termination Date" means (i) the date on which
              ----------------
the Company delivers notice of termination to the Employee or such later date, not to exceed ninety (90) days, specified in the notice of termination, (ii) in the event the term of employment ends by reason of the Employee's death, the date of death, or (iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers notice of termination to the Company.

     8.   Limitation on Payments. Notwithstanding anything to the contrary
          ----------------------
contained herein, in the event it shall be determined that any payment by the Company to or for the benefit of the Employee, whether paid or payable but determined without regard to any additional payments required under this Section 8 (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any comparable federal, state, or local excise tax (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment from the Company (a "Gross-Up Payment") in such an amount that after the payment of all taxes (including, without limitation, any interest and penalties on such taxes and the Excise Tax) on the payment and on the Gross-Up Payment, the Employee shall retain an amount equal to the Payment minus all applicable taxes on the Payment. The intent of the parties is that the Company shall be solely responsible for, and shall pay, any Excise Tax on the Payment and Gross-Up Payment and any income and employment taxes (including, without limitation, penalties and interest) imposed on any Gross-Up Payment,as well as any loss of tax deduction caused by the Gross-Up Payment. All determinations required to be made under this Section, including without limitation, whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made

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in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the event giving rise to such Payment (the "Accountants"). For purposes of making the calculations required by this Section 8, the accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     9.  Non-Compete: Non-Solicit.
         ------------------------

         (a) The parties hereto recognize that the Employee's services are special and unique and that the level of compensation and the provisions herein for compensation upon Involuntary Termination are partly in consideration of and conditioned upon the Employee's not competing with the Company, and that the Employee's covenant not to compete or solicit as set forth in this Section 9 during and after employment is essential to protect the business and good will of the Company.

         (b) The Employee agrees that during the term of employment with the Company and for a period ending twenty-four (24) months following the Termination Date (the "Covenant Period"), the Employee will not either directly or indirectly, whether as a director, officer, consultant, employee or advisor or in any other capacity render any planning, marketing or other services respecting the creation, design, license or sale of software products used to develop mission critical software applications for use by any business, agency, partnership or entity. For purposes of this Section 9, the term "Company" shall mean and include the Company, any subsidiary or affiliate of the Company, any successor to the business of the Company (by merger, consolidation, sale of assets or stock or otherwise) and any other corporation or entity in which the Employee may serve as a director, officer or employee at the request of the Company or any successor of the Company.

          (c) During the Covenant Period, the Employee will not, directly or indirectly, induce or attempt to influence any employee of the Company to leave its employ and the Employee will not, directly or indirectly, become involved in decisions to hire any employee who has left the Company's employ within the three (3)-month period preceding the Termination Date or the three (3)-month following the Termination Date. This provision shall not apply to individuals who were employed by the Employee's present employer during the three (3)-month period ending on the Effective Date, and, in addition, shall not be construed to affect any responsibility the Employee has with respect to the bonafide hiring and firing of Company personnel.

          (d) The Employee agrees that the Company would suffer an irreparable injury if the Employee were to breach the covenants contained in Sections 9(b) or (c) and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and the Employee hereby stipulates to the entering of such injunctive relief prohibiting the Employee from engaging in such breach.

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           (e)  If any of the restrictions contained in this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 9 in its reduced form for all purposes in the manner contemplated hereby.

     10.   Successors.
           ----------

           (a)  Company's Successors.  Any successor to the Company (whether
                --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this Section 10(a) or which becomes bound by the terms of this Agreement by operation of law.

           (b)  Employee's Successors.  The terms of this Agreement and all
                ---------------------
rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

     11.   Notice.
           ------

           (a)  General.  Notices and all other communications contemplated by
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this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

           (b)  Notice of Termination.  Any termination by the Company for Cause
                ---------------------
or by the Employee as a result of an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 11(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the Termination Date (which shall be not more than ninety (90) days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

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      12.  Miscellaneous Provisions.
           ------------------------

           (a)    No Duty to Mitigate.  The Employee shall not be required to
                  -------------------
mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

           (b)    Waiver.  No provision of this Agreement shall be modified,
                  ------
waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

           (c)    Whole Agreement.  No agreements, representations or
                  ---------------
understandings (whether oral or written and whether express or implied) which are not expressly set forth in this agreement have been made or entered into by either party with respect to the subject matter hereof.

           (d)    Choice of Law.  The validity, interpretation, construction and
                  -------------
performance of this Agreement shall be governed by the laws of the State of California.

           (e)    Severability.  The invalidity or unenforceability of any
                  ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

           (f)    Arbitration.  Any dispute or controversy arising out of,
                  -----------
relating to or in connection with this Agreement shall be settled exclusively by binding arbitration in San Jose, California, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company and the Employee shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses. Punitive damages shall not be awarded.

           (g)    No Assignment of Benefits.  The rights of any person to
                  -------------------------
payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 12(g) shall be void.

           (h)    Employment Taxes.  All payments made pursuant to this
                  ----------------
Agreement will be subject to withholding of applicable income and employment taxes.

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          (i)  Assignment by Company. The Company may assign its rights under
               ---------------------
this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

          (j)  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                                       RATIONAL SOFTWARE CORP.


                                               By: ____________________________

                                               Title: _________________________


EMPLOYEE:                                      _________________________________



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